SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2005
LAYNE CHRISTENSEN COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20578	48-0920712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(Address of Principal Executive Offices)

(913) 362-0510
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF$ 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

     Layne Christensen Company’s Current Report on Form 8-K filed October 4, 2005, is hereby amended to (i) include the audited financial statements of Reynolds, Inc. as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, 2003 and 2002, together with the reports of BKD, LLP and PricewaterhouseCoopers, LLP with respect thereto, and the unaudited financial statements of Reynolds, Inc. as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004, (ii) include the unaudited pro forma consolidated financial statements of Layne Christensen Company (“Layne,” or the “Company”), pro forma for the merger of Reynolds, Inc. with and into a wholly-owned subsidiary of Layne, for the year ended January 31, 2005, and for the nine months ended October 31, 2005, and (iii) revise the exhibit index as set forth in Item 9.01 (c).
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial statements of businesses acquired.
The audited financial statements of Reynolds, Inc. as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 are included following this Item 9.01(a).
The unaudited financial statements of Reynolds, Inc. as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004 are included following this Item 9.01(a).

Reynolds, Inc.
December 31, 2004, 2003 and 2002

Independent Accountants’ Report
Board of Directors and Stockholders
Reynolds, Inc.
Orleans, Indiana
We have audited the accompanying consolidated balance sheets of Reynolds, Inc. as of December 31, 2004 and 2003 and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Reynolds, Inc. as of December 31, 2004 and 2003, respectively, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ BKD, LLP
February 28, 2005

	1600 W. Bloomfield Road, Suite B	Bloomington, IN 47403-2043	812 336-8550	Fax 812 331-3037
A member of
bkd.com		Beyond Your Numbers			Moores Rowland International

REPORT OF INDEPENDENT AUDITORS
To the Shareholders of Reynolds, Inc.
     and Reynolds Transport Co.:
In our opinion, the accompanying consolidated and combined statements of income, of stockholders’ equity and of cash flows present fairly, in all material respects, the results of operations of Reynolds, Inc. and its subsidiaries and Reynolds Transport Co. (referred to hereafter collectively as the Company) and their cash flows for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
February 28, 2003
Louisville, Kentucky

Reynolds, Inc.
Consolidated and Combined Balance Sheets
December 31, 2004 and 2003

	2004	2003

Assets

Current Assets
Cash and cash equivalents	$8,805,014	$4,971,864
Investments	11,726,257	4,940,297
Accounts receivable, net of allowance: 2004 - $482,871; 2003 - $50,000	35,221,074	33,142,544
Costs and estimated earnings in excess of billings on uncompleted contracts	4,706,024	4,768,413
Inventories	2,360,840	2,391,670
Other current assets	17,898	6,333

Total current assets	62,837,107	50,221,121

Investments	3,155,845	1,047,366

Property and Equipment, net	17,991,296	19,861,315

Acquired Intangible Asset, net	1,396,043	1,508,326

	$85,380,291	$72,638,128

Liabilities and Stockholders’ Equity

Current Liabilities
Outstanding checks in excess of bank balance	$755,817	$—
Current portion of long-term debt	2,682,735	3,465,479
Accounts Payable	10,116,044	8,087,765
Billings in excess of costs and estimated earnings on uncompleted contracts	16,502,269	14,610,744
Accrued compensation	2,119,583	1,354,910
Other accrued expenses	1,056,772	543,800

Total current liabilities	33,233,220	28,062,698

Long-Term Debt	2,791,615	4,823,852

Deferred Income Taxes	—	1,141,000

Stockholders’ Equity
Common Stock, no-par value; authorized shares: 1,000,000 – 2004 and 1,001,000 – 2003; issued shares: 476,700 – 2004 and 459,720 – 2003	4,188,359	1,695,000
Retained Earnings	45,167,097	36,915,578

	49,355,456	38,610,578

	$85,380,291	$72,638,128

See Notes to Consolidated and Combined Financial Statements.

Reynolds, Inc.
Consolidated and Combined Statements of Income
Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002

Contract Revenue Earned	$176,961,264	$159,434,332	$165,867,068

Cost of Revenue Earned	157,891,315	141,869,749	145,352,352

Gross Profit	19,069,949	17,564,583	20,514,716

General and Administrative Expenses	9,776,624	9,232,296	9,305,754

Operating Income	9,293,325	8,332,287	11,208,962

Other Income (Expense)
Gain on sale of property and equipment	56,133	81,415	67,471
Interest income	193,567	190,966	378,048
Interest expense	(263,919)	(314,503)	(256,156)

	(14,219)	(42,122)	189,163

Income Before Income Taxes	9,279,106	8,290,165	11,398,325

Provision (Benefit) for Income Taxes	(1,351,272)	1,515,000	—

Net Income	$10,630,378	$6,775,165	$11,398,325

Basic Earnings Per Share	$22.30	$14.74	$25.03

See Notes to Consolidated and Combined Financial Statements.

Reynolds, Inc.
Consolidated and Combined Statements of Stockholders’ Equity
Years Ended December 31, 2004, 2003 and 2002

	Common Stock Issued		Retained
	Shares	Amount	Earnings	Total

Balance, January 1, 2002	452,696	$1,312,600	$33,028,788	$33,341,388

Net income	—	—	11,398,325	11,398,325
Stockholders’ distributions	—	—	(9,773,975)	(9,773,975)
Common stock issued	1,000	71,000	—	71,000
Stock options exercised	3,249	136,450	—	136,450
Common stock repurchased	(1,600)	(24,000)	(89,600)	(113,600)

Balance, December 31, 2002	455,345	1,496,050	33,563,538	35,059,588

Net income	—	—	6,775,165	6,775,165
Stockholders’ distributions	—	—	(3,423,125)	(3,423,125)
Common stock issued	500	37,500	—	37,500
Stock options exercised	3,875	161,450	—	161,450

Balance, December 31, 2003	459,720	1,695,000	36,915,578	38,610,578

Net income	—	—	10,630,378	10,630,378
Reorganization shares redeemed	(95)	(1,000)	(2,378,859)	(2,379,859)
Reorganization shares issued	15,000	2,379,859	—	2,379,859
Common stock issued	325	26,975	—	26,975
Stock options exercised	1,750	87,525	—	87,525

Balance, December 31, 2004	476,700	$4,188,359	$45,167,097	$49,355,456

See Notes to Consolidated and Combined Financial Statements.

Reynolds, Inc.
Consolidated and Combined Statements of Cash Flows
Years Ended December 31, 2004, 2003 and 2002

	2004	2003	2002

Operating Activities
Net income	$10,630,378	$6,775,165	$11,398,325
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	6,524,964	7,151,255	6,609,247
Gain on sale of property and equipment	(56,133)	(81,415)	(67,471)
Deferred income taxes	(1,141,000)	1,141,000	—
Changes in
Accounts receivable	(2,078,530)	1,965,413	(584,772)
Costs and estimated earnings in excess of billings on uncompleted contracts	62,389	284,843	(1,013,645)
Inventories	30,830	425,009	(774,424)
Other current assets	(11,565)	514,133	(113,189)
Accounts payable	2,028,279	(422,096)	(1,295,618)
Billings in excess of costs and estimated earnings on uncompleted contracts	1,891,525	(3,109,223)	(7,034,561)
Accrued expenses	1,277,645	(2,153,641)	(717,741)

Net cash provided by operating activities	19,158,782	12,490,443	6,406,151

Investing Activities
Proceeds from sale of property and equipment	574,605	917,142	1,401,878
Purchase of property and equipment	(4,065,886)	(3,383,653)	(7,726,988)
Proceeds from held-to-maturity securities	5,335,405	7,561,725	4,628,301
Purchase of held-to-maturity securities	(14,229,844)	(5,523,015)	(4,517,429)
Purchase of acquired intangible asset	—	—	(750,000)

Net cash used in investing activities	(12,385,720)	(427,801)	(6,964,238)

Financing Activities
Net change of outstanding checks in excess of bank balance	755,817	(2,445,072)	2,445,072
Borrowings under line-of-credit agreement	—	—	15,902,000
Repayments under line-of-credit agreement	—	—	(16,402,000)
Principal payments under long-term debt	(3,810,229)	(3,469,307)	(2,416,765)
Proceeds from issuance of notes payable	—	—	3,302,461
Proceeds from common stock issued	26,975	37,500	71,000
Stockholder’s distributions	—	(3,423,125)	(9,773,975)
Proceeds from stock options exercised	87,525	161,450	136,450
Common stock retired	—	—	(113,600)

Net cash used in financing activities	(2,939,912)	(9,138,554)	(6,849,357)

Increase (Decrease) in Cash and Cash Equivalents	3,833,150	2,924,088	(7,407,444)

Cash and Cash Equivalents, Beginning of Year	4,971,864	2,047,776	9,455,220

Cash and Cash Equivalents, End of Year	$8,805,014	$4,971,864	$2,047,776

Supplemental Cash Flows Information

Interest paid	$263,919	$314,503	$255,666

Additions to property and equipment and long-term debt	$995,248	$7,400,747
See Notes to Consolidated and Combined Financial Statements.

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Note 1: Nature of Operations and Summary of Significant Accounting Policies
Nature of Operations
Reynolds, Inc. earns revenues predominately from the construction of water and sewer lines, sewer rehabilitation and water and waste water treatment plants. The Company’s customers are principally municipalities and industrial companies. Construction projects are performed throughout the United States; however, such projects occur primarily in the midwestern and southeastern United States.
The Company’s main office is in Orleans, Indiana with field offices in Birmingham, Alabama; Baytown, Texas; Fairburn, Georgia; Louisville, Kentucky and Indianapolis, Indiana.
The wholly-owned subsidiaries of the Company earn revenues from transportation services, manufacturing of inliner components and royalties and commissions from a license agreement.
Principles of Consolidation
Effective January 2004, Reynolds, Inc. and Reynolds Transport Co. entered into a tax-free reorganization agreement. As a result of this agreement, Reynolds Transport Co. became a wholly-owned subsidiary of Reynolds, Inc. The assets of Reynolds Transport Co. were combined at historical cost with Reynolds, Inc. since the assets were under the common control of Reynolds, Inc.
The 2004 consolidated financial statements include Reynolds, Inc. and its wholly-owned subsidiaries: Reynolds Transport Co., Reynolds Inliner, LLC, Liner Products, LLC, and Inliner Technologies, LLC. Intercompany accounts are eliminated upon consolidation.
The 2003 and 2002 consolidated and combined financial statements, include Reynolds, Inc. (consolidated with its wholly-owned subsidiaries) and Reynolds Transport Co. The companies are commonly controlled and are related in their operation. Intercompany accounts are eliminated in consolidation and combination.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash Equivalents
The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2004, 2003 and 2002 cash equivalents consisted primarily of money market accounts with banks and brokers. At December 31, 2004, the Company’s cash accounts exceeded federally insured limits by approximately $24,055,000.

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Inventory Pricing
Inventories consist of inliner materials, parts and other items. Inventories are stated at the lower of cost or market. Costs of inliner materials are determined using the first-in, first-out (FIFO) method. Costs of parts and other items are determined using the weighted-average method.
Investments
Debt securities for which the Company has the positive intent and ability to hold until maturity are classified as held-to-maturity securities and valued at historical cost, adjusted for amortization of premiums and accretion of discounts computed by the level-yield method. Realized gains and losses, based on the specifically identified cost of the security, are included in net income.
Accounts Receivable
Accounts receivable are based on amounts billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Contract retentions are due 30 days after completion of the project and acceptance by the owner. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.
Construction Joint Ventures
The Company, in the normal conduct of its business, enters into joint bid arrangements with other contractors. The agreements specify each item of the contract to be completed, which party will complete it and the applicable unit price accepted. Further, to the extent there may be profits and losses, each party agrees to look only to its separate segment of the contract and the revenue it generates. The joint venture partner named the sponsor submits all billings to the customer and collects all revenue when due. Such agreements are treated as agency agreements for financial statement purposes; however, both parties to the agreements have joint liability to complete the project.
Property and Equipment
Property and equipment are depreciated over the estimated useful life of each asset. Annual depreciation is primarily computed by the straight-line method for buildings and the declining-balance method for other assets. Depreciation expense was $6,392,681, $7,018,972, and $6,314,038 in 2004, 2003 and 2002, respectively. The lives used for items within each property classification are as follows:

Years
Buildings	31.5
Construction Equipment	5
Autos and Trucks	5
Office Equipment	7

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Impairment of Long-Lived Assets
At each balance sheet date or as circumstances indicate necessary, a determination is made by management as to whether the value of long-lived assets, including assets to be disposed of, has been impaired. The determination is based on several criteria, including, but not limited to, revenue trends, undiscounted operating cash flows and other operating factors.
Allocation of Equipment Costs
The Company charges each contract for the use of Company-owned equipment based upon pre-established monthly rates. The actual equipment costs, including depreciation, are accumulated separately. The difference between amounts charged to contracts and the actual costs is included in the financial statements within Cost of Revenue Earned.
Acquired Intangible Asset
The Company has recorded an intangible asset related to its investment in a license agreement. Amortization is calculated by the straight-line method over a 15-year life. Annually, the Company assesses the implied fair value of the intangible asset and if it is lower than its carrying amount, the intangible asset is written down to its implied fair value.
Income Taxes
Effective January 1, 2004, the Reynolds Transport Co. became an “S” Corporation. This election resulted in the reversal of the $1,141,000 deferred tax liability and a credit to the provision for income taxes. Previously, deferred tax assets and liabilities were recognized in the Reynolds Transport Co. financial statements for the tax effects of differences between the financial statement and tax bases of assets and liabilities.
The Company’s stockholders have elected to have the Company’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law. Therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements.
Revenue and Cost Recognition
Profits from construction contracts and construction joint ventures are generally recognized by applying percentages of completion for each year to the total estimated profits for the respective contracts. The length of each contract varies, but is typically about one year. The percentages of completion are determined by relating the actual costs of work performed to date to the current estimated total costs of the respective contracts. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred.

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
When the estimate on a contract indicates a loss, the Company’s policy is to record the entire loss. The cumulative effect of revisions in estimates of total costs or revenue during the course of the work is reflected in the accounting period in which the facts that caused the revision first become known. An amount equal to the costs attributable to unapproved change orders and claims is included in the total estimated revenue when realization is probable. Profit from claims is recorded in the year such claims are resolved. Because of the inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used could change in the near term.
Revenues from transportation services are recognized at the time of shipment.
Revenues from manufactured products are recognized on the date goods are shipped from the factory and title is transferred.
Royalty and commission revenues from the KMG license agreement are recognized at the time of service.
Earnings Per Share
Earnings per common share are based upon the weighted average number of common and dilutive equivalent shares outstanding. Options to purchase common stock are included based on the treasury stock method for dilutive earnings per share except when their effect is antidilutive. Options to purchase 6,025, 7,825 and 11,451 shares have been excluded from weighted average shares in 2004, 2003 and 2002, respectively, as their effect was antidilutive.
Stock Option Plan
At December 31, 2004, the Company has a stock-based employee compensation plan, which is described more fully in Note 13. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002

Years Ended December 31	2004	2003	2002

Net income, as reported	$10,630,378	$6,775,165	$11,398,325
Less: Total stock-based employee compensation cost determined under the fair value based method	(55,000)	(60,000)	(10,000)

Pro forma net income	$10,575,378	$6,715,165	$11,388,325

Earnings per share
Basic – as reported	$22.30	$14.74	$25.03

Basic – pro forma	$22.18	$14.61	$24.99

Disclosure About Fair Value of Financial Instruments
Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Cash and cash equivalents, receivables, accounts payable, bank loans payable and long-term debt have carrying values that approximate fair values. Investment fair values equal quoted market prices, if available. If quoted market prices are not available, fair value is estimated based on quoted market prices of similar securities.
Reclassifications
Certain reclassifications have been made to the 2003 and 2002 financial statements to conform to the 2004 financial statement presentation. These reclassifications had no effect on net earnings.

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Note 2: Investments
The amortized cost and approximate fair values of held-to-maturity securities are as follows:

	2004		2003
	Current	Noncurrent	Current	Noncurrent

Corporate debt securities

Amortized cost	$11,726,257	$3,155,845	$4,940,297	$1,047,366
Unrealized gains	702	809	2,159	—
Unrealized losses	(28,872)	(16,244)	(1,802)	(359)

Approximate fair value	$11,698,087	$3,140,410	$4,940,654	$1,047,007

Maturities of held-to-maturity debt investments at December 31, 2004:

	Amortized	Approximate
	Cost	Fair Value

One year or less	$11,726,257	$11,698,087
After one through five years	3,155,845	3,140,410

	$14,882,102	$14,838,497

Note 3: Accounts Receivable

	2004	2003

Billed	$21,992,083	$22,031,987
Retainage	13,333,166	10,770,573
Related party	378,696	389,984
Less allowance for doubtful accounts	(482,871)	(50,000)

	$35,221,074	$33,142,544

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Note 4: Contracts in Progress

	2004	2003

Costs incurred on uncompleted contracts	$247,688,410	$223,041,355
Estimated earnings	16,811,704	13,622,099

	264,500,114	236,663,454
Billings to date	(276,296,359)	(246,505,785)

	$(11,796,245)	$(9,842,331)

Included in the accompanying balance sheet under the following captions:

	2004	2003

Costs and estimated earnings in excess of billings on uncompleted contracts	$4,706,024	$4,768,413
Billings in excess of costs and estimated earnings on uncompleted contracts	(16,502,269)	(14,610,744)

	$(11,796,245)	$(9,842,331)

Note 5: Inventories

	2004	2003

Reynolds Inliner, LLC – materials	$912,935	$1,005,974
Liner Products, LLC – raw materials	1,096,400	1,021,924
Parts and other	351,505	363,772

	$2,360,840	$2,391,670

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Note 6: Property and Equipment

	2004	2003

Land	$332,926	$332,926
Buildings	4,312,850	4,312,850
Construction equipment	28,703,238	28,591,881
Autos and trucks	22,819,460	22,818,697
Office equipment	683,805	653,691
Other	100,000	100,000

	56,952,279	56,810,045
Less accumulated depreciation	(38,960,983)	(36,948,730)

	$17,991,296	$19,861,315

Note 7: Acquired Intangible Asset
The Company holds certain patents and trademarks, acquired from KMG Kanal-Muller-Gruppe GmbH (“KMG”), for the use of certain sewer rehabilitation technology (the “KMG License”). These patents and trademarks were assigned to the Company in conjunction with the cancellation of an agreement with KMG which licensed the technology to the Company. The technology is used in providing the Company’s services and is also sub-licensed to third parties. The intangible asset is being carried at the acquisition cost and is being amortized over fifteen years, the expected economic life of the technology.
The carrying basis and accumulated amortization of the recognized intangible asset at December 31, 2004 and 2003 was:

	2004		2003
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Amortized intangible asset KMG License	$1,684,249	$288,206	$1,684,249	$175,923

Amortization expense for the years ended December 31, 2004 and 2003 was $112,283. Amortization expense for the year ended December 31, 2002 was $63,640. Estimated amortization expense for each of the following five years is:

2005	$112,000
2006	112,000
2007	112,000
2008	112,000
2009	112,000

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Note 8: Line of Credit
The Company has a $10,000,000 revolving line of credit expiring on June 30, 2006. At December 31, 2004, 2003 and 2002, there were no borrowings against this line. The line is collateralized by substantially all of the Company’s assets. Interest varies with the bank’s prime rate, which was 5% on December 31, 2004 and is payable monthly.
The Company also has a $500,000 revolving line of credit due on demand. At December 31, 2004, 2003, and 2002, there were no borrowings against this line. The line is collateralized by substantially all of the Company’s assets. Interest varies with the bank’s prime rate, which was 5% on December 31, 2004 and is payable monthly.
In conjunction with Liner Products, LLC and Inliner Technologies, LLC, Reynolds, Inc. is party to and co-guarantor to a $3,500,000 revolving line of credit expiring in January 2006. At December 31, 2004, 2003 and 2002, there were no borrowings against the line. The line is collateralized by substantially all of the Company’s assets. Interest varies with the bank’s prime rate, which was 5% on December 31, 2004 and is payable monthly.
Note 9: Long-term Debt

	2004	2003

Equipment contracts notes payable (A)	$1,241,141	$1,862,248
Notes payable, bank (B)	4,233,209	6,427,083

	5,474,350	8,289,331
Less current maturities	(2,682,735)	(3,465,479)

	$2,791,615	$4,823,852

(A)	Due from January 2004 through January 2006; monthly payments including interest ranging from $1,480 to $23,000, interest rates range from 0% to 3.6%; secured by various equipment.

(B)	Due from October 2006 to December 2007; monthly payments plus interest ranging from $42,000 to $52,000, interest ranges from 4.42% to 4.92% or from 2% to 2.5% plus one-month LIBOR, secured by various equipment.
Aggregate annual maturities of long-term debt and payments at December 31, 2004 are:

2005	$2,682,735
2006	1,809,348
2007	982,267

$5,474,350

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
The notes payable contain certain covenants including restrictions on the incurrence of additional indebtedness and liens, investments, acquisitions, transfer or sale of assets, transactions with affiliates, payment of dividends and certain financial maintenance covenants, including among others, fixed charge coverage, maximum debt to tangible net worth and minimum ratio of current assets to current liabilities. The Company was in compliance with its covenants as of December 31, 2004.
Note 10: Income Taxes
The provision for income taxes includes these components:

	2004	2003	2002

Taxes currently payable (benefit)	$(210,272)	$374,000	$—
Deferred income taxes (benefit)	(1,141,000)	1,141,000	—

Income tax expense (benefit)	$(1,351,272)	$1,515,000	$—

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below:

	2004	2003	2002

Computed at the statutory rate (34%)	$3,154,897	$2,818,656	$3,875,430
Increase (decrease) resulting from S corporations and partnership income	(3,154,897)	(1,860,076)	(3,875,430)
State income taxes	(132,570)	222,420	—
Reversal of federal deferred taxes	(1,047,000)	—	—
Other	(171,702)	334,000	—

Actual tax expense (benefit)	$(1,351,272)	$1,515,000	$—

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

	2004	2003	2002

Deferred tax assets
State income taxes	$—	$32,000	$—
Net operating loss carry forward			257,940
Valuation allowance			(71,323)

	—	32,000	186,617

Deferred tax liabilities		—
Depreciation	—	(1,173,000)	(186,617)

Net deferred tax liability	$—	$(1,141,000)	$—

The above net deferred tax liability is presented on the balance sheets as follows:

	2004	2003	2002

Deferred tax liability – long-term	$—	$(1,141,000)	$—

Note 11: Pension and Profit-Sharing Plans
Pension Plan
The Company has a defined-contribution 401(k) plan covering all employees not covered by a collective bargaining agreement. The plan allows employees to contribute up to 15% of their pay on a pre-tax basis. The Company’s funding policy is to annually contribute such amounts as the Company may determine to be appropriate. Contributions to the plan were approximately $159,000, $153,000 and $141,000 for the years ended December 31, 2004, 2003, and 2002, respectively.
The Company also made contributions of approximately $868,000, $892,000, and $920,000 for the years ended December 31, 2004, 2003 and 2002, respectively, to collectively bargained, multi-employer, defined benefit pension plans in accordance with provisions of labor contracts, generally based on the number of hours worked. Under the construction industry exemption provisions of the Multi-employer Pension Plan Amendments Act of 1980, the Company has no withdrawal liability for unfunded vested benefits relating to these plans.

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Note 12: Related Party Transactions
Included in the financial statements are the following amounts that resulted from related party transactions:

	2004	2003	2002

Transactions with Companies related through common ownership:
Accounts receivable	$324,877	$350,969	$230,000
Cost of revenue earned	50,240	47,750	20,650

Transactions with Stockholders:
Accounts receivable	53,819	39,015	52,797
Accounts payable	—	374,645	84,705
Note 13: Employee Stock Option Plan
The Company has a fixed option plan under which key employees are offered stock at fair value (as established by the Board of Directors on a yearly basis) and granted additional stock options at the same price. Typically, an option’s maximum term is four years and not more than 25% of the total stock options may be exercised each year.
     A summary of the status of the plan at December 31, 2004, 2003 and 2002 changes during the years then ended is presented below:

	2004		2003		2002
		Weighted		Weighted		Weighted
		Average		Average		Average
	Shares	Exercise Price	Shares	Exercise Price	Shares	Exercise Price

Outstanding beginning of year	7,825	$46.43	$11,451	$44.11	13,700	$41.64
Granted	—	—	500	75.00	1,000	74.00
Exercised	(1,750)	50.01	(3,875)	41.66	(3,249)	41.98
Forfeited	—	—	—	—	—	—
Expired	(50)	61.00	(251)	71.00	—

Outstanding, end of year	6,025	$45.27	7,825	$46.53	11,451	$44.11

Options exercisable end of year	0		0		0

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
The fair value of options granted is estimated on the date of the grant using the Black-Scholes method with the following weighted-average assumptions :

	2004	2003	2002

Dividend per share	$—	$—	$—
Risk-free interest rate	1.39%	1.03%	1.65%
Expected life of options	4 years	4 years	4 years

Weighted-average fair value of options granted during the year	$—	$11.67	$13.72
The following table summarizes information about stock options under the plan outstanding at December 31, 2004.

	Number	Remaining
Exercise Price	Outstanding	Contractual Life

$40	5,000	5
$61	150	1
$71	500	2
$75	375	3
Note 14: Earnings Per Share
     Earnings per share were computed as follows:

	2004	2003	2002

Net Income	$10,630,378	$6,775,165	$11,398,325

Weighted Average Shares	476,700	459,720	455,345

Basic Earnings Per Share	$22.30	$14.74	$25.03

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Note 15: Lines of Business
The Company groups its operations into two lines of business – Construction and Inliner. The two lines of business operate as and are separate legal entities. The accounting policies for each line are the same as those described in the summary of significant accounting policies.
Financial information for the Company’s lines of business is presented below:

	2004	2003	2002

Contract Revenue Earned
Construction	$130,166,378	$118,900,668	$140,749,860
Inliner	46,794,886	40,533,664	25,117,208

	$176,961,264	$159,434,332	$165,867,068

Intersegment Contract Revenue Eliminated in Consolidation and Combination
Construction	$6,600,000	$8,842,188	$11,051,378
Inliner	7,990,814	8,609,810	3,998,883

	$14,590,814	$17,451,998	$15,050,261

Operating Income
Construction	$5,320,198	$5,462,026	$8,781,523
Inliner	3,973,127	2,870,261	2,427,439

	$9,293,325	$8,332,287	$11,208,962

Total Assets
Construction	$50,268,960	$49,294,826
Inliner	19,284,920	16,349,402
Corporate	15,826,411	6,993,900

	$85,380,291	$72,638,128

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Total contract revenue earned by line of business before adjustments and eliminations includes both revenue to unaffiliated customers (as reported in the Company’s consolidated and combined statements of income and stockholders’ equity) and intersegment contract revenue. Intersegment contract revenue is accounted for by the same method as contract revenue to unaffiliated customers.
Depreciation and amortization and capital expenditures related to the lines of business are as follows:

	2004	2003	2002

Deprecation and amortization
Construction	$5,631,584	$6,272,402	$6,026,395

Inliner	809,545	784,644	477,339
Corporate	83,835	94,209	105,513

	$6,524,964	$7,151,255	$6,609,247

Capital expenditures
Construction	$4,496,001	$9,511,895	$5,733,487
Inliner	543,227	1,262,999	1,965,801
Corporate	21,906	9,506	27,700

	$5,061,134	$10,784,400	$7,726,988

Operating income is contract revenue earned less cost of revenue earned and general and administrative expenses. In computing operating income, none of the following have been added or deducted; other income (expense) or provision (benefit) for income taxes.
Identifiable assets by line of business are those assets that are used in the Company’s operations in each industry.
Note 16: Significant Estimates and Concentrations
Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to calculating the current estimated total costs and revenue of contracts in process are included in Note 1 under the heading Revenue and Cost Recognition. Other matters include the following:
General Litigation
The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

Reynolds, Inc.
Notes to Consolidated and Combined Financial Statements
December 31, 2004, 2003 and 2002
Labor Agreement
Approximately 50% of the Company’s employees are covered by collective bargaining agreements. Collective bargaining agreements covering approximately 58% of these employees expire within the next year.
Major Customers
The Company has net sales to two major customers (defined as a customer who provided in excess of 10% of total revenue), which approximated 25% and 9% of net sales in 2004 and 2003, respectively. The Company had no customers which met the definition of major customer in 2002.
Future Change in Accounting Principle
The Financial Accounting Standards Board recently issued Statement No. 123R “Share-Based Payment” which requires the Company to recognize compensation cost for options awards. The Company expects to first apply the new statement during fiscal year ending December 31, 2006 by using a modified version of prospective application. The impact of applying the new statement has not yet been determined.
In November 2004, the FASB issued Statement No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement clarifies that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs should be classified as a current-period charge. The Statement also requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. The Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company has not yet determined the impact that this new pronouncement will have on the Company’s consolidated financial statements.
In December 2004, the FASB issued Statement 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. Statement No. 29 generally provides that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged subject to exception for exchanges involving similar productive assets with a general exception for exchanges that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges in periods beginning after June 15, 2005. The Company has not yet determined the impact that this new pronouncement will have on the Company’s consolidated financial statements.

Reynolds, Inc.
September 30, 2005 and 2004
Contents
Unaudited Consolidated Financial Statements as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004

Balance Sheet	27
Statements of Income	28
Statements of Cash Flows	29
Notes to Financial Statements	30

Reynolds, Inc.
Unaudited Consolidated Balance Sheet
September 30, 2005

Assets

Current Assets
Accounts receivable, net of allowance: $163,742	$48,302,325
Costs and estimated earnings in excess of billings on uncompleted contracts	4,838,988
Inventories	2,657,100
Other current assets	351,208

Total current assets	56,149,621

Property and Equipment, net	17,472,865

Acquired Intangible Asset, net	1,311,830

$74,934,316

Liabilities and Stockholders’ Equity

Current Liabilities
Outstanding checks in excess of bank balance	$542,365
Accounts payable	19,180,085
Billings in excess of costs and estimated earnings on uncompleted contracts	10,141,918
Accrued compensation	2,753,448
Other accrued expenses	1,934,556

Total current liabilities	34,552,372

Stockholders’ Equity
Common stock, no-par value ; authorized shares: 1,000,000; issued shares: 478,425	2,638,035
Retained earnings	37,743,909

40,381,944

$74,934,316

See Notes to Consolidated Financial Statements.

Reynolds, Inc.
Unaudited Consolidated Statements of Income
Nine Months Ended September 30, 2005 and 2004

	2005	2004

Contract Revenue Earned	$150,089,222	$132,302,053

Cost of Revenue Earned	131,368,986	118,175,349

Gross Profit	18,720,236	14,126,704

General and Administrative Expenses	8,793,644	7,959,961

Operating Income	9,926,592	6,166,743

Other Income (Expense)
Loss on sale of property and equipment	(47,930)	—
Interest income	320,098	98,715
Interest expense	(114,969)	(187,967)

	157,199	(89,252)

Income Before Income Taxes	10,083,791	6,077,491

Benefit from Income Taxes	—	(1,515,000)

Net Income	$10,083,791	$7,592,491

Basic Earnings Per Share	$21.08	$15.93

See Notes to Consolidated Financial Statements.

Reynolds, Inc.
Unaudited Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2005 and 2004

	2005	2004

Operating Activities
Net income	$10,083,791	$7,592,491
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	4,361,897	5,035,741
Loss (gain) on sale of property and equipment	36,097	(42,584)
Deferred income taxes	—	(1,141,000)
Changes in:
Accounts receivable	(13,081,252)	(1,548,433)
Costs and estimated earnings in excess of billings on uncompleted contracts	(170,094)	(977,289)
Inventories	(296,260)	68,812
Other current assets	(333,310)	948
Accounts payable	9,064,041	2,874,740
Billings in excess of costs and estimated earnings on uncompleted contracts	(6,323,220)	(1,643,247)
Accrued expenses	1,511,648	390,789

Net cash provided by operating activities	4,853,338	10,610,968

Investing Activities
Proceeds from sale of property and equipment	202,041	152,850
Purchase of property and equipment	(3,854,928)	(3,510,835)
Proceeds from investments	14,882,102	—
Purchase of investments	(755,818)	(3,453,806)

Net cash used in investing activities	10,330,935	(6,811,791)

Financing Activities
Net change of outstanding checks in excess of bank balance	542,366	—
Principal payments under long-term debt	(5,616,812)	(3,103,684)
Proceeds from common stock issued	37,200	26,975
Stockholders’ distributions	(19,329,928)	—
Proceeds from stock options exercised	254,025	87,525
Common stock retired	(18,600)	—

Net cash used in financing activities	(23,989,287)	(2,989,184)

Increase (Decrease) in Cash and Cash Equivalents	(8,805,014)	809,993

Cash and Cash Equivalents, Beginning of Period	8,805,014	4,971,864

Cash and Cash Equivalents, End of Period	$—	$5,781,857

Supplemental Cash Flows Information

Interest paid	$114,969	$187,967

Additions to property and equipment and long-term debt	$142,462	$752,766
See Notes to Consolidated Financial Statements.

Reynolds, Inc.
Notes to Unaudited Consolidated Financial Statements
Nine Months Ended September 30, 2005 and 2004
Note 1: Nature of Operations and Summary of Significant Accounting Policies
Nature of Operations
Reynolds, Inc. earns revenues predominately from the construction of water and sewer lines, sewer rehabilitation and water and waste water treatment plants. The Company’s customers are principally municipalities and industrial companies. Construction projects are performed throughout the United States; however, such projects occur primarily in the midwestern and southeastern United States.
The Company’s main office is in Orleans, Indiana with field offices in Birmingham, Alabama; Baytown, Texas; Fairburn, Georgia; Louisville, Kentucky and Indianapolis, Indiana.
The wholly-owned subsidiaries of the Company earn revenues from transportation services, manufacturing of inliner components and royalties and commissions from a license agreement.
On September 28, 2005, the Company was acquired by Layne Christensen Company (“Layne”), a publicly traded company providing services and products to the water resources, mineral exploration, geoconstruction and energy markets. Reynolds will continue to operate as a separate unit within Layne and the acquisition had no effect on the stand alone financial statements of Reynolds.
Principles of Consolidation
Effective January 2004, Reynolds, Inc. and Reynolds Transport Co. entered into a tax-free reorganization agreement. As a result of this agreement, Reynolds Transport Co. became a wholly-owned subsidiary of Reynolds, Inc. The assets of Reynolds Transport Co. were combined at historical cost with Reynolds, Inc. since the assets were under the common control of Reynolds, Inc. The consolidated financial statements include Reynolds, Inc. and its wholly-owned subsidiaries: Reynolds Transport Co., Reynolds Inliner, LLC, Liner Products, LLC, and Inliner Technologies, LLC. Intercompany accounts are eliminated upon consolidation.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash Equivalents
The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

Reynolds, Inc.
Notes to Unaudited Consolidated Financial Statements
Nine Months Ended September 30, 2005 and 2004
Inventory Pricing
Inventories consist of inliner materials, parts and other items. Inventories are stated at the lower of cost or market. Costs of inliner materials are determined using the first-in, first-out (FIFO) method. Costs of parts and other items are determined using the weighted-average method.
Investments
Debt securities for which the Company has the positive intent and ability to hold until maturity are classified as held-to-maturity securities and valued at historical cost, adjusted for amortization of premiums and accretion of discounts computed by the level-yield method. Realized gains and losses, based on the specifically identified cost of the security, are included in net income.
Accounts Receivable
Accounts receivable are based on amounts billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Contract retentions are due 30 days after completion of the project and acceptance by the owner. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.
Construction Joint Ventures
The Company, in the normal conduct of its business, enters into joint bid arrangements with other contractors. The agreements specify each item of the contract to be completed, which party will complete it and the applicable unit price accepted. Further, to the extent there may be profits and losses, each party agrees to look only to its separate segment of the contract and the revenue it generates. The joint venture partner named the sponsor submits all billings to the customer and collects all revenue when due. Such agreements are treated as agency agreements for financial statement purposes; however, both parties to the agreements have joint liability to complete the project.
Property and Equipment
Property and equipment are depreciated over the estimated useful life of each asset. Annual depreciation is primarily computed by the straight-line method for buildings and the declining-balance method for other assets. Depreciation expense was $4,277,685 and $4,951,529, for the nine months ended September 30, 2005 and 2004, respectively. The lives used for items within each property classification are as follows:

Years
Buildings	31.5
Construction Equipment	5
Autos and Trucks	5
Office Equipment	7

Reynolds, Inc.
Notes to Unaudited Consolidated Financial Statements
Nine Months Ended September 30, 2005 and 2004
Impairment of Long-Lived Assets
At each balance sheet date or as circumstances indicate necessary, a determination is made by management as to whether the value of long-lived assets, including assets to be disposed of, has been impaired. The determination is based on several criteria, including, but not limited to, revenue trends, undiscounted operating cash flows and other operating factors.
Allocation of Equipment Costs
The Company charges each contract for the use of Company-owned equipment based upon pre-established monthly rates. The actual equipment costs, including depreciation, are accumulated separately. The difference between amounts charged to contracts and the actual costs is included in the financial statements within Cost of Revenue Earned.
Acquired Intangible Asset
The Company has recorded an intangible asset related to its investment in a license agreement. Amortization is calculated by the straight-line method over a 15-year life. Annually, the Company assesses the implied fair value of the intangible asset and if it is lower than its carrying amount, the intangible asset is written down to its implied fair value.
Income Taxes
Effective January 1, 2004, the Reynolds Transport Co. became an “S” Corporation. This election resulted in the reversal of the deferred tax liability and a credit to the provision for income taxes. Previously, deferred tax assets and liabilities were recognized in the Reynolds Transport Co. financial statements for the tax effects of differences between the financial statement and tax bases of assets and liabilities.
The Company’s stockholders have elected to have the Company’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax law. Therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements.
Revenue and Cost Recognition
Profits from construction contracts and construction joint ventures are generally recognized by applying percentages of completion for each year to the total estimated profits for the respective contracts. The length of each contract varies, but is typically about one year. The percentages of completion are determined by relating the actual costs of work performed to date to the current estimated total costs of the respective contracts. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred.

Reynolds, Inc.
Notes to Unaudited Consolidated Financial Statements
Nine Months Ended September 30, 2005 and 2004
When the estimate on a contract indicates a loss, the Company’s policy is to record the entire loss. The cumulative effect of revisions in estimates of total costs or revenue during the course of the work is reflected in the accounting period in which the facts that caused the revision first become known. An amount equal to the costs attributable to unapproved change orders and claims is included in the total estimated revenue when realization is probable. Profit from claims is recorded in the year such claims are resolved. Because of the inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used could change in the near term.
Revenues from transportation services are recognized at the time of shipment.
Revenues from manufactured products are recognized on the date goods are shipped from the factory and title is transferred.
Royalty and commission revenues from the KMG license agreement are recognized at the time of service.
Earnings Per Share
Earnings per common share are based upon the weighted average number of common and dilutive equivalent shares outstanding. Options to purchase common stock are included based on the treasury stock method for dilutive earnings per share except when their effect is antidilutive. There were no dilutive stock options for the nine months ended September 30, 2005 or 2004.
Earnings per share were computed as follows:

	2005	2004

Net Income	$10,083,791	$7,592,491

Weighted Average Shares	478,425	476,700

Basic Earnings Per Share	$21.08	$15.93

Stock Option Plan
The Company had a stock-based employee compensation plan accounted for under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

Reynolds, Inc.
Notes to Unaudited Consolidated Financial Statements
Nine Months Ended September 30, 2005 and 2004

	2005	2004

Net income, as reported	$10,083,791	$7,592,491
Less: Total stock-based employee compensation cost determined under the fair value based method	(41,000)	(41,000)

Pro forma net income	$10,042,791	$7,551,491

Earnings per share
Basic – as reported	$21.08	$15.93

Basic – pro forma	$20.99	$15.84

Disclosure About Fair Value of Financial Instruments
Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Cash and cash equivalents, receivables, accounts payable, bank loans payable and long-term debt have carrying values that approximate fair values. Investment fair values equal quoted market prices, if available. If quoted market prices are not available, fair value is estimated based on quoted market prices of similar securities.
Note 2: Accounts Receivable

September 30,
2005
Billed	$32,393,677
Retainage	16,072,390
Less allowance for doubtful accounts	(163,742)

$48,302,325

Note 3: Inventories

September 30,
2005
Reynolds Inliner, LLC – materials	$966,343
Liner Products, LLC – raw materials	1,350,586
Parts and other	340,171

$2,657,100

Reynolds, Inc.
Notes to Unaudited Consolidated Financial Statements
Nine Months Ended September 30, 2005 and 2004
Note 4: Property and Equipment

September 30,
2005
Land	$332,926
Buildings	4,312,850
Construction equipment	27,672,863
Autos and trucks	23,490,818
Office equipment	489,362

56,298,819
Less accumulated depreciation	(38,825,954)

$17,472,865

Note 5: Acquired Intangible Asset
The Company holds certain patents and trademarks, acquired from KMG Kanal-Muller-Gruppe GmbH (“KMG”), for the use of certain sewer rehabilitation technology (the “KMG License”). These patents and trademarks were assigned to the Company in conjunction with the cancellation of an agreement with KMG which licensed the technology to the Company. The technology is used in providing the Company’s services and is also sub-licensed to third parties. The intangible asset is being carried at the acquisition cost and is being amortized over fifteen years, the expected economic life of the technology.
The carrying basis and accumulated amortization of the recognized intangible asset at September 30, 2005:

	2005
	Gross
	Carrying	Accumulated
	Amount	Amortization
Amortized intangible asset
KMG License	$1,684,249	$372,419

Amortization expense for the nine months ended September 30, 2005 and 2004 was $84,212.

Reynolds, Inc.
Notes to Unaudited Consolidated Financial Statements
September 30, 2005 and 2004
Note 6: Lines of Business
The Company groups its operations into two lines of business – Construction and Inliner. The two lines of business operate as and are separate legal entities. The accounting policies for each line are the same as those described in the summary of significant accounting policies.
Financial information for the Company’s lines of business is presented below:

	2005	2004

Contract Revenue Earned
Construction	$109,447,897	$95,593,786
Inliner	40,641,235	36,609,267

	$150,089,222	$132,203,053

Operating Income
Construction	$6,668,686	$2,967,748
Inliner	4,187,906	3,198,995

	$10,856,593	$6,166,743

Note 7: Significant Estimates and Concentrations
Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to calculating the current estimated total costs and revenue of contracts in process are included in Note 1 under the heading Revenue and Cost Recognition. Other matters include the following:
General Litigation
The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.
Labor Agreement
Approximately 50% of the Company’s employees are covered by collective bargaining agreements. Collective bargaining agreements covering approximately 58% of these employees expire within the next year.

Reynolds, Inc.
Notes to Unaudited Consolidated Financial Statements
September 30, 2005 and 2004
Future Change in Accounting Principle
The Financial Accounting Standards Board recently issued Statement No. 123R “Share-Based Payment” which requires the Company to recognize compensation cost for options awards. The Company expects to first apply the new statement during fiscal year ending December 31, 2006 by using a modified version of prospective application. The impact of applying the new statement has not yet been determined.
In November 2004, the FASB issued Statement No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement clarifies that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs should be classified as a current-period charge. The Statement also requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. The Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company has not yet determined the impact that this new pronouncement will have on the Company’s consolidated financial statements.
In December 2004, the FASB issued Statement 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. Statement No. 29 generally provides that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged subject to exception for exchanges involving similar productive assets with a general exception for exchanges that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges in periods beginning after June 15, 2005. The Company has not yet determined the impact that this new pronouncement will have on the Company’s consolidated financial statements.

     (b) Pro forma financial information.
Unaudited Pro Forma Condensed Consolidated Financial Information
On September 28, 2005 (the “Closing Date”), the Company acquired 100% of the outstanding stock of Reynolds, Inc. (“Reynolds”), a privately held company and a major supplier of products and services to the water and wastewater industries. The acquisition will expand the capabilities of the Company’s Water Resources division in the areas of water and wastewater infrastructure. Reynolds’ primary service lines include designing and building of water and wastewater treatment plants, water and wastewater transmission lines, cured in place pipe (“CIPP”) services for sewer rehabilitation, water supply wells and Ranney collector wells. For convenience, the acquisition has been treated as being effective October 1, 2005. The purchase price for Reynolds was $112,356,000, consisting of $60,000,000 cash, 2,222,216 shares of Layne common stock (valued at $45,053,000), cash purchase price adjustments of $6,120,000 (to be paid in future periods) and costs of $1,183,000. Layne common stock was valued in the transaction based upon the five-day average of the closing price of the stock two days before and two days after the terms of the acquisition were agreed to and publicly announced. The cash purchase price adjustments consist primarily of an adjustment to be paid based on the amount by which working capital at the Closing Date exceeded a threshold amount established in the purchase agreement. This amount will be paid to the Reynolds shareholders beginning twenty-four months following the Closing Date based on the collection of certain contract retainage amounts. Of the cash and stock consideration, $9,000,000 and 333,333 shares of Layne common stock were placed in escrow to secure certain representations, warranties and indemnifications under the purchase agreement (the “Escrow Fund”). The Escrow Fund will be released to the Reynolds shareholders twenty-four months following the Closing Date, subject to any pending claims.
In addition, there is a contingent consideration up to a maximum of $15,000,000 (the “Earnout Amount”), which is based on Reynolds operating performance over a period of thirty-six months following the Closing Date (the “Earnout Period”). The Earnout Amount is based on a multiple of Reynolds’ earnings before interest, taxes, depreciation and amortization which exceed a threshold amount during the Earnout Period. If earned, the contingent payment will be paid 60% in cash and 40% in Layne common stock, subject to stockholder approval of the shares to be issued, if required. Any shares not approved for issuance will be paid in cash.
The unaudited pro forma condensed financial information is presented assuming the acquisition occurred as of February 1, 2004. Layne’s fiscal year end is January 31 and Reynolds’ is December 31. Therefore, the pro forma statements of income herein combine Layne’s statement of income for the year ended January 31, 2005 with Reynolds’ statement of income for the year ended December 31, 2004, and Layne’s statement of income for the nine-month period ended October 31, 2005 with Reynolds’ statement of income for the eight-months ended September 30, 2005. Layne’s statement of income for the nine-month period includes one month of the operations of Reynolds resulting in a total of nine months being included in the condensed consolidated pro forma financial information for the interim period.
The unaudited pro forma condensed consolidated financial statements are based upon available information and upon certain estimates and assumptions as described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements. The allocation of the purchase price of Reynolds is preliminary and is subject to revisions when the Company receives final information regarding the fair value of the assets and liabilities acquired, including appraisals and other analyses. Such revisions may be significant and will be recorded by the Company as further adjustments to the purchase price allocation. The purchase price is detailed as follows (in thousands):

Purchase consideration:
Debt financed cash consideration	$60,000
Value of common stock issued	45,053
Cash purchase price adjustments	6,120
Transaction costs	1,183

Total purchase consideration	$112,356

Based on the Company’s preliminary allocation of the purchase price, the acquisition had the following effect on the Company’s consolidated financial position (in thousands):

Working capital	$21,597
Long-lived and other non-current assets	17,885
Goodwill	72,874

Total	$112,356

These estimates and assumptions are preliminary and have been made solely for purposes of developing these unaudited pro forma condensed consolidated financial statements and are based upon, and should be read in conjunction with, our historical financial statements and the related notes to such financial statements and the historical financial statements of Reynolds.
The unaudited pro forma condensed consolidated financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. Layne’s unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor are they indicative of our future results.

Layne Christensen Company and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended January 31, 2005
(in thousands, except per share data)

	Layne	Reynolds
	Historical	Historical
	Year Ended	Year Ended
	January 31,	December 31,	Pro Forma		Layne
	2005	2004	Adjustments		Pro Forma
Revenues	$343,462	$176,961			$520,423
Cost of revenues (exclusive of depreciation shown below)	250,244	157,891	($8,934	) (1)	399,201

Gross profit	93,218	19,070	8,934		121,222
Selling, general and administrative expenses	60,214	9,777	2,409	(1)	72,400
Depreciation, depletion and amortization	14,441	—	6,525	(1)
			3,000	(2)	23,966
Other income (expense):
Equity in earnings of affiliates	2,637	—	—		2,637
Interest	(3,221)	—	(3,342	) (3)	(6,563)
Other, net	1,220	(14)	—		1,206

Income from continuing operations before income taxes	19,199	9,279	(6,342)		22,136
Income tax expense (benefit)	9,215	(1,351)	2,486	(4)	10,350
Minority interest	(17)	—	—		(17)

Net income from continuing operations	9,967	10,630	(8,828)		11,769
Loss on discontinued operations, net of income tax benefit of $127	(213)	—	—		(213)

Net income	$9,754	$10,630	($8,828)		$11,556

Basic income per share:
Net income from continuing operations	$0.79				$0.80
Loss from discontinued operations, net of income taxes	(0.01)				(0.02)

Net income per share	$0.78				$0.78

Diluted income per share:
Net income from continuing operations	$0.77				$0.78
Loss from discontinued operations, net of income taxes	(0.02)				(0.02)

Net income per share	$0.75				$0.76

Weighted average number of common and dilutive shares outstanding:
Weighted average shares outstanding — basic	12,563		2,222	(5)	14,785
Dilutive stock options	368		—		368

Weighted average shares outstanding — diluted	12,931				15,153

See Notes to Consolidated and Combined Financial Statements.

Layne Christensen Company and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Nine Months Ended October 31, 2005
(in thousands, except per share data)

	Layne	Reynolds	Reynolds
	Historical	Historical	Historical
	Nine Months	Nine Months	One Month
	Ended	Ended	Ended
	October 31,	September 30,	January 31,		Pro Forma		Layne
	2005	2005	2005		Adjustments		Pro Forma
Revenues	$316,286	$150,089	$12,323	(6)			$454,052
Cost of revenues (exclusive of depreciation shown below)	232,326	131,369	11,632		($5,384	) (1)	346,679

Gross profit	83,960	18,720	691		5,384		107,373
Selling, general and administrative expenses	49,196	8,793	703		1,509	(1)	58,795
Depreciation, depletion and amortization	13,122	—	—		3,875	(1)
					2,250	(2)	19,247
Other income (expense):
Equity in earnings of affiliates	3,244	—	—		—		3,244
Interest	(3,653)	—	—		(2,507	) (3)	(6,160)
Other, net	1,004	157	27		—		1,134

Income from continuing operations before income taxes	22,237	10,084	15		(4,757)		27,550
Income tax expense (benefit)	10,618	—	—		2,053	(4)	12,671
Minority interest	(50)	—	—		—		(50)

Net income from continuing operations	11,569	10,084	15		(6,809)		14,829
Loss on discontinued operations, net of income taxes of $0	(4)	—	—		—		(4)

Net income	$11,565	$10,084	$15		($6,809)		$14,825

Basic income per share:
Net income from continuing operations	$0.89						$0.97
Loss from discontinued operations, net of income taxes	—						—

Net income per share	$0.89						$0.97

Diluted income per share:
Net income from continuing operations	$0.86						$0.94
Loss from discontinued operations, net of income taxes	—						—

Net income per share	$0.86						$0.94

Weighted average number of common and dilutive shares outstanding:
Weighted average shares outstanding — basic	12,988				2,222	(5)	15,210
Dilutive stock options	515				—		515

Weighted average shares outstanding — diluted	13,503						15,725

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Layne Christensen Company and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Pro Forma Adjustments:
1.	Certain Reynolds amounts, primarily depreciation and certain selling, general and administrative expenses, have been reclassified to conform to Layne’s financial statement presentation.

2.	To reflect the increase in depreciation expense resulting from the incremental value of equipment acquired with an estimated useful life of five years. At this time management has not completed the final appraisals of the assets and liabilities of Reynolds. As a result, the final appraisal could differ materially from the estimate presented herein.

3.	To reflect the increase in interest expense resulting from the issuance of debt to finance the cash portion of the purchase price. The interest rate on new debt of $60,000,000 is assumed to be 5.57%, Layne’s approximate variable interest rate under its Credit Agreement as of October 31, 2005. A change of 1/8% in the interest rate would result in a change in interest expense of $75,000 before taxes.

4.	To reflect the income tax effect of increased interest expense, depreciation expense and the change in tax status of Reynolds from a non-taxable entity to a taxable entity at the blended federal and state statutory rate of 38.64%.

5.	To reflect the increase in shares of common stock outstanding issued as part of the purchase price. The shares were assumed to be issued as of the beginning of each period presented. Options issued concurrent with the acquisition are assumed to be anti-dilutive as the average price of Layne stock during the periods was lower than the exercise price of the options.

6.	Layne’s statement of income for the nine months ended October 31, 2005 includes one month of the results of operations of Reynolds. As a result, the one month period ended January 31, 2005 is subtracted from Reynolds’ nine month period ended September 30, 2005 resulting in eight months of Reynolds being combined with Layne’s statement of income for the nine months ended October 31, 2005.

(c) Exhibits.

4.1*	Amended and Restated Loan Agreement, dated as of September 28, 2005, by and among Layne Christensen Company, LaSalle Bank National Association, as Administrative Agent and as Lender, and the other Lenders listed therein.

4.2*	Letter Amendment No. 2 to Master Shelf Agreement, dated as of September 28, 2005, by and among Layne Christensen Company, Prudential Investment Management, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company, Security Life of Denver Insurance Company and such other Purchasers of the Notes as may be named in the Master Shelf Agreement from time to time.

10.1*	Reynolds Division of Layne Christensen Company Cash Bonus Plan, dated September 28, 2005.

10.2*	Agreement and Plan of Merger, dated August 30, 2005, among Layne Christensen Company, Layne Merger Sub 1, Inc., Reynolds, Inc. and the Stockholders of Reynolds, Inc. listed on the signature pages thereto.

23.1	Consent of BKD, LLP.

23.2	Consent of PricewaterhouseCoopers, LLP.

99.1*	Press Release issued by Layne Christensen Company, dated September 30, 2005.

*	Previously filed.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAYNE CHRISTENSEN COMPANY

Date: December 20, 2005	By:	/s/ A. B. Schmitt
Name: Andrew B. Schmitt
Title: President and Chief Executive Officer